Exhibit 11.1
                           STATEMENT OF COMPUTATION
                        OF NET INCOME (LOSS) PER SHARE

                                            Three months ended
                                                  June 30,
                                             2001         2000
                                         -----------  -----------
Net income from continuing operations. . $ 1,275,000 $ 1,249,000 Discontinued operations:
  Loss from discontinued operations. . .    (271,000)    (818,000)
  Estimated loss on disposal . . . . . .  (3,256,000)        --
                                         -----------  -----------
Net income (loss) as reported. . . . . . $(2,252,000) $   431,000
                                         ===========  ===========
BASIC:
    Weighted average number of
      common shares outstanding. . . . .   5,108,837    5,070,167
                                         ===========  ===========
  Basic net income per share from
      continuing operations. . . . . . .      $ 0.25        $0.25
  Basic net loss per share from
      discontinued operations. . . . . .       (0.05)       (0.16)
  Basic net loss per share on disposal of
      discontinued operations. . . . . .       (0.64)        --
                                         -----------  -----------
  Basic net income (loss) per
      share. . . . . . . . . . . . . . .      $(0.44)      $ 0.09
                                         ===========  ===========

DILUTED:
  Common and common equivalent shares
  outstanding:
    Weighted average number of
      common shares outstanding. . . . .   5,108,837    5,070,167
    Common stock equivalents from
      options computed on the
      treasury-stock method using
      the average fair market
      value of common stock
      outstanding during the
      period . . . . . . . . . . . . . .     119,536      221,630
                                         -----------  -----------
    Shares used in the
      computation. . . . . . . . . . . .   5,228,373    5,291,797
                                         ===========  ===========
  Diluted net income per share from
      continuing operations. . . . . . .      $ 0.24        $0.24
  Diluted net loss per share from
      discontinued operations. . . . . .       (0.05)       (0.16)
  Diluted net loss per share on disposal
      of discontinued operations . . . .       (0.62)        --
                                         -----------  -----------
  Diluted net income (loss) per
      share. . . . . . . . . . . . . . .      $(0.43)      $ 0.08
                                         ===========  ===========